                                                                     EXHIBIT 4.2

                                     BYLAWS
                                       OF
                          REGIONS FINANCIAL CORPORATION
                      (as amended 1/17/73, 1/8/75, 4/20/77,
                       4/21/82, 1/19/83, 9/18/85, 3/22/89,
                     1/24/90, 4/28/93, 5/18/94 and 9/16/98)

                             A DELAWARE CORPORATION

                                    ARTICLE I

                                     Offices

      The address of its registered office in the State of Delaware is No.
100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company. The principal office of the corporation shall be in the State of Alabama and shall be located in the City of Birmingham, County of Jefferson. Directors' meetings (unless from time to time specifically otherwise ordered by the Board of Directors) and appropriate corporate functions shall be held in Birmingham. The Chief Executive Officer may, for his convenience, in discharging his duties, locate at whatever place he deems desirable the necessary secretary and personal assistants for the efficient operation of his office. The corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the corporation may require from time to time. Specialized personnel, such as auditors, examiners, public relations officers, etc., shall be located in such cities as the Directors may from time to time order.

                                   ARTICLE II

                             Meeting of Shareholders

         1. Place of Meetings. The first annual meeting of the stockholders shall be held in Birmingham, Alabama. Thereafter, the Board of Directors may designate any place, either within or without the State of Alabama, as the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors.

         2. Annual Meetings. The Annual Meeting of Stockholders shall be held on the third Wednesday of April of each year, if not a legal holiday, but if a legal holiday, then on the next day following not a legal holiday, for the purpose of electing Directors of the Corporation and for the transaction of such business as may be properly brought before the meeting.

         3. Substitute Annual Meetings. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

         4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, Secretary or Board of Directors of the corporation.

         5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than 10 nor more than 50 days before the date thereof, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the Board of Directors, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

         In the case of an annual or substitute annual meeting, the notice of the meeting need not specifically state the business to be transacted thereat. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

         When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         6. Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by a vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

         The shareholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         7. Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.

         The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, except as otherwise required by law or by the certificate of incorporation or the bylaws of this corporation.

         As more specifically provided in Article VII, paragraph 7 of the certificate of incorporation of this corporation, (1) any merger or consolidation with or into any other corporation, or (2) any sale or lease of all or a substantial part of the assets of the corporation to any other corporation, person or entity, must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares of the corporation entitled to vote, provided, however, that approval by 75% of the outstanding shares shall not be required if any proposed merger, consolidation, or similar transaction shall have been previously approved by the affirmative vote of at least 75% of the entire Board of Directors; or if any proposed merger, consolidation or sale or lease of the assets of the corporation is with a corporation, the majority of the outstanding stock of which is owned by this corporation.

         Voting on all matters shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

         8. No Shareholder Action by Consent. No action required to be taken at a meeting of shareholders may be taken without a meeting. The stockholders shall not have the power to consent in writing, without a meeting, to the taking of any such action.

         9. Qualification of Speakers at Shareholders' Meeting. Any person in attendance at the meeting of shareholders shall, at the time of gaining recognition from the chair, state the name of the speaker, the number of shares owned by the speaker, and, if appearing in a representative capacity, produce satisfactory written evidence of the right of representation signed by a shareholder of record. Upon a failure to comply with this requirement, the chairman shall ignore such speaker and, if deemed necessary, request the sergeant at arms to remove the proposed speaker from the meeting.

                                   ARTICLE III

                                    Directors

         1. General Powers. The business and affairs of the corporation shall be managed by the Board of Directors or by such Executive Committee as the Board may establish pursuant to these bylaws.

         2. Number, Classification, Term, Qualifications and Vacancies. The number of Directors which shall constitute the whole Board shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than three persons, and, until otherwise provided, shall be two inside or full-time employee directors and ten outside directors who are not full-time employees of the Corporation. The Directors shall be of three classes, so that approximately one-third in number of the Directors shall be elected at each annual meeting of stockholders and, except as hereinafter provided, each Director shall hold office for three years, or until his successor is elected and qualified, or until his earlier retirement, death, resignation or removal. Directors need not be residents of the state of Delaware.

         Any vacancy in the office of Director, for any reason, or resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

         3. Nominations and Election of Directors. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of

Directors. Such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of Directors; provided, however, that if less than 21 days' notice of the meeting is given stockholders, such written notice of nominations shall be delivered or mailed to the secretary of the corporation not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Notice of nominations which are proposed by the Board of Directors shall be given by the chairman on behalf of the Board.

         Notice of nominations shall set forth (1) the name, age, business address, and, if known, residence address of each nominee; (2) the principal occupation or employment of each nominee; and (3) the number of shares of stock of the corporation beneficially owned by said nominee.

         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         For the election of Directors, those nominees who receive the highest number of votes shall be deemed to have been elected.

         To achieve the classification of Directors described in Section 2 of the Article, the Board of Directors shall be divided into three classes of seven Directors each, or as nearly equal in number as the then total number of Directors constituting the entire Board permits with the term of office of one class expiring each year. At the Annual Meeting of Stockholders in 1982, Directors of the first class shall be elected to hold office for a one-year term expiring at the 1983 annual meeting, Directors of the second class shall be elected at the 1982 annual meeting of stockholders to hold office for a two year term expiring at the 1982 annual meeting, and the Directors of the third class shall be elected at the 1982 annual meeting to hold office for a three-year term expiring at the 1985 annual meeting. After the initial election of each class of Directors, each class should be elected for a three-year term, so that the term of office of one class expires each year.

         4. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

         5. Vice-Chairman. There may be a Vice-Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. In the absence of the Chairman, the Vice-Chairman in order of seniority shall preside at all meetings of the Board and perform such other duties as may be directed by the Board.

         6. Compensation. The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board.

         7. Retirement. Directors of the corporation shall retire as such immediately prior to the next Annual Meeting of stockholders after reaching age sixty-eight (68). Provided, however, that any Director who is over age 68 on September 16, 1998, shall retire immediately prior to the next Annual Meeting of stockholders after reaching age seventy (70).

         8. Removal. Notwithstanding any provision of the certificate of incorporation, these bylaws, or law, any Director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors cast in a meeting of stockholders called for that purpose.

                                   ARTICLE IV

                              Meeting of Directors

     1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately before or after the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Alabama, for the holding of additional regular meetings.

         2. Special Meetings. Special Meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or by a majority of the members of the Board or upon waiver of notice by all of the Directors. Such meetings may be held either within or without the State of Alabama.

         3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

         The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

         Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called.

         4. Quorum. A majority of the Directors fixed by these bylaws, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         5. Manner of Acting. Except as otherwise provided in these bylaws, an act of the majority of the Directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

         The vote of a majority of the number of Directors fixed by these bylaws shall be required to adopt a resolution constituting an Executive Committee. Vacancies in the Board of Directors may be filled as provided in Article III,
Section 2 of these bylaws.

         6. Informal Action by Directors. Action taken by a majority of the Directors without a meeting is nevertheless Board action if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceeding of the Board, whether done before or after the action so taken.

                                    ARTICLE V

                                    Officers

         1. Number. The officers of the corporation shall consist of a President, a Chairman, Vice-Chairman, a Secretary, a Comptroller, and such Vice-Presidents, Assistant Secretaries, Assistant Comptroller and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of chief executive and secretary. It shall not be necessary for any officer to be a shareholder of the corporation.

         2. Election and Term. The officers of the corporation shall be elected by the Board of Directors, such election may be held at any regular or special meeting of the board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification or until his successor is elected and qualified.

         3. Compensation. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

         4. Chairman. The Chairman shall have general executive powers and shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the corporation according to these bylaws.

         He shall, when present, preside at all meetings of the shareholders or name another to preside. He shall sign, with any other proper officer, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments which may lawfully be executed on behalf of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of Chairman and such other duties as may be prescribed by the Board of Directors from time to time.

         5. President. The President shall have general executive powers and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board or by the Chairman. In the absence or disability of the Chairman, he shall perform such duties and have such powers as the Board may have assigned the Chairman.

         6. Vice-Chairman. The Vice-Chairman shall have general executive powers and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him or them by the Board. In the absence or disability of the President and the Chairman, he or they shall perform such duties and have such powers as the Board may have assigned the President and the Chairman.

         7. Vice Presidents. The Vice Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, Chairman and Vice-Chairman perform the duties and exercise the powers that the Board may have assigned the President, Chairman and Vice-Chairman. In addition, they shall perform such other duties and shall have such other powers as the Board of Directors shall prescribe.

         8. Secretary. The secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and Directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the corporation. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

         9. Comptroller. The Comptroller shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose. The Comptroller shall, in general, perform all duties incident to this office and such other duties as may be assigned from time to time by the President or by the Board of Directors.

         10. Assistant Secretaries and Comptrollers. The Assistant Secretaries and Assistant Comptrollers shall, in the absence or disability of the Secretary or the Comptroller, respectively, perform the duties and exercise the powers of those offices and shall, in general, perform such other duties as shall be assigned to them by the Secretary of the Comptroller, respectively, or by the President or the Board of Directors.

         11. Bonds. The Board of Directors may by resolution require that any or all officers, agents and employees of the corporation give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

         12. Retirement. It shall be mandatory for all officers of the corporation to retire at age seventy (70), provided, however, that if the Board of Directors concludes that it is for the best interest of the corporation, it may waive the provisions hereof by affirmative vote recorded in the minutes in electing the Chief Executive Officer, the Chairman, the President or Executive Vice President.

                                   ARTICLE VI

                         Contracts, Checks and Deposits

        1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

        2. Checks and drafts. All checks, drafts or other orders for payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors shall direct.

         4. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                   ARTICLE VII

                  Certificates for Shares and Transfer Thereof

         1. Certificates for shares. Certificates representing shares of the corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the Chairman or President, and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. The Board of Directors may authorize the use of facsimile signatures. All certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

         2. Transfer of shares. Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

         3. Closing transfer books and fixing record date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for such determination of shareholders, such record date in any case to be not more than fifty days and, in case of the meeting of shareholders, not less than ten days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         4. Voting lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         5. Lost certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporaiton against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of a new certificate without requiring such a bond.

                                  ARTICLE VIII

                               General Provisions

         1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends in cash, stock or property on its outstanding shares in the manner and upon the terms and conditions provided by law and by its charter.

         2. Waiver of notice. Whenever any notice is required to be given to any shareholder or Director under the provisions of the laws of Delaware or under the provisions of the charter or bylaws of this corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         3. Fiscal year. The fiscal year of the corporation shall be as fixed by the Board of Directors. If no fiscal year is fixed, then a calendar year will be used.

         4. Amendments. Except as otherwise provided herein or in the certificate of incorporation of the corporation, these bylaws may be amended or repealed by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors, and the stockholders may make, alter or repeal any bylaws, whether or not adopted by them, provided, however, that any such additional bylaw, alteration or repeal may be adopted only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock of the corporation entitled to vote generally in election of Directors at a meeting of stockholders called for such purpose, and provided further, however, that Article III, Section 2 and 3 hereof may be amended or repealed only by the affirmative vote of 75% of the Directors then in office.

         These Bylaws were adopted as the Bylaws of First Alabama Bancshares, Inc. by the Interim Directors thereof on the 20th day of August, 1970.

         The name First Alabama Bancshares, Inc. was changed to Regions Financial Corporation on May 2, 1994.